SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to \s 240.142-11/copyright/ or \s 240.142-12
[ ] Confidential, For Use of the Commission Only
    (as permitted by Rule 14a-6(e) (2))

                           KOS PHARMACEUTICALS, INC.
               (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount previously paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                                 MIAMI, FL 33131
                                 (305) 577-3464

                                                                  March 15, 1999

     To Our Shareholders:

     On behalf of the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company"), I cordially invite you to attend the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, FL 33134 on Thursday, April 15, 1999, at 10:00 A.M., local time. A Notice of the Annual Meeting, form of proxy, and a Proxy Statement containing information about the matters to be acted upon at the Annual Meeting are enclosed.

     We urge you to attend the Annual Meeting. It is an excellent opportunity for the Company's management to discuss the Company's progress with you in person.

     Whether in person or by proxy, it is important that your shares be represented at the Annual Meeting. To ensure your participation in the Annual Meeting, regardless of whether you intend to attend in person, please complete, sign, date, and return the enclosed proxy promptly. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person, even if you have previously returned your form of proxy, by following the procedures set forth in the Proxy Statement.

     We look forward to seeing you on April 15.

                                                        Yours truly,

                                                        /s/ DANIEL M. BELL

                                                        Daniel M. Bell
                                                        President and
                                                        Chief Executive Officer

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                              MIAMI, FLORIDA 33131

                                -----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                     TO BE HELD ON THURSDAY, APRIL 15, 1999

                               ------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Kos Pharmaceuticals, Inc. (the "Company") will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, FL 33134 on Thursday, April 15, 1999, at 10:00 A.M., for the following purposes:

       1. To elect eight directors of the Company to serve until the 2000 Annual Meeting of Shareholders;

       2. To approve the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan;

       3. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999; and

       4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     The Board of Directors has fixed the close of business on March 1, 1999, as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY, AND VOTE THEIR SHARES IN PERSON.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /s/ DANIEL M. BELL

                                          DANIEL M. BELL
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Miami, Florida
March 15, 1999

                            KOS PHARMACEUTICALS, INC.
                       1001 BRICKELL BAY DRIVE, 25TH FLOOR
                              MIAMI, FLORIDA 33131

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 15, 1999

                                ----------------
                                 PROXY STATEMENT
                                ----------------

                     TIME, DATE, AND PLACE OF ANNUAL MEETING

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Kos Pharmaceuticals, Inc. (the "Company") of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held at 10:00 A.M. on Thursday, April 15, 1999, at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, FL 33134, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

     The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is March 15, 1999. Shareholders should review the information provided herein in conjunction with the Company's Annual Report to Shareholders, which accompanies this Proxy Statement. The Company's principal executive offices are located at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, and its telephone number is (305) 577-3464.

                          INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

     The cost of preparing, assembling, and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the enclosed proxy will be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers, and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in so doing.

                         PURPOSES OF THE ANNUAL MEETING

     At the Annual Meeting, the Company's shareholders will consider and act upon the following matters:

     1. To elect eight directors of the Company to serve until the 2000 Annual Meeting of Shareholders;

     2. To approve the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan;

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999; and

     4. To transact such other business as may properly come before the Meeting or any adjournment or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below, (b) to approve the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan and (c) in favor of the appointment of Arthur Andersen LLP as the Company's independent certified public accountants. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shareholder's shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The Board of Directors has set the close of business on March 1, 1999, as the record date (the "Record Date") for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 17,731,504 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative votes of the holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of the proposals to approve the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan, to ratify the appointment of Arthur Andersen LLP as the Company's independent certified public accountants for the year ending December 31, 1999, and any other matter that may be submitted to a vote of the shareholders. If less than a majority of the outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the Meeting before adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, may have discretion to vote the beneficial owner's shares with respect to the election of directors and other matters addressed at the Annual Meeting. Any such shares that are not represented at the Annual Meeting, either in person or by proxy, will not be considered to have cast votes on any matters addressed at the Annual Meeting.
                                       3

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                            CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of February 19, 1999, by: (i) each person known to the Company to beneficially own more than 5% of the Common Stock; (ii) the Company's Named Executive Officers (as defined below); and (iii) all directors and executive officers of the Company as a group. The calculation of the Percentage of Outstanding Shares is based on 17,731,504 Shares outstanding on February 19, 1999. Except as otherwise indicated, each shareholder named has sole voting and investment power with respect to such shareholder's shares.

                                                                              AMOUNT OF BENEFICIAL OWNERSHIP
                                                                                      OF COMMON STOCK
                                                                         ------------------------------------------
                                                                                                       PERCENTAGE
                                                                            TOTAL SHARES             OF OUTSTANDING
NAME OF BENEFICIAL OWNER                                                 BENEFICIALLY OWNED              SHARES
------------------------                                                 ------------------           --------------
Michael Jaharis(1)................................................            9,007,570                     50.8%
Daniel M. Bell(2).................................................              643,776                      3.6%
Robert E. Baldini(3)..............................................              100,001                        *
David J. Bova(4)..................................................              281,301                      1.6%
Duncan H. Cocroft(5)..............................................               25,000                        *
Frederick A. Sexton(6)............................................               36,423                        *
John Brademas, Ph.D.(7)...........................................               15,000                        *
Steven Jaharis, M.D.(8)...........................................               38,001                        *
Louis C. Lasagna, M.D.(9).........................................               15,000                        *
Mark Novitch, M.D.(10)............................................               17,000                        *
Frederick B. Whittemore(11).......................................               15,000                        *
All Executive Officers and Directors
 as a group (11 persons)(12)......................................           10,194,072                     55.4%

5% SHAREHOLDERS:
The Capital Group Companies, Inc.(13).............................            1,239,800                      7.0%
333 South Hope Street
Los Angeles, CA 90071

----------
 *   Less than 1 percent
(1) Includes 437,501 shares that Mr. Jaharis owns jointly with his wife, 7,610,000 shares held by Kos Holdings, Inc., and 960,069 shares held by Kos Investments, Inc. Mr. Jaharis is the controlling shareholder of both Kos Holdings, Inc. and Kos Investments, Inc.
(2) Includes 318,750 shares of Common Stock that may be purchased by Mr. Bell pursuant to options that are currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc., in which Mr. Bell has an indirect ownership of less than ten percent interest through Kos Investments, Inc.
(3) Includes 100,000 shares of Common Stock that may be purchased by Mr. Baldini pursuant to an option that is currently exercisable.
(4) Includes 127,500 shares of Common Stock that may be purchased by Mr. Bova pursuant to options that are currently exercisable.
(5) Consists of 25,000 shares of Common Stock that may be purchased by Mr. Cocroft pursuant to options that are currently exercisable.
(6) Includes 36,250 shares of Common Stock that may be purchased by Mr. Sexton pursuant to options that are currently exercisable. Also includes 172 shares of Common Stock owned by Mr. Sexton's wife, with respect to which Mr. Sexton disclaims beneficial ownership.
(7) Consists of 15,000 shares of Common Stock that may be purchased by Dr. Brademas pursuant to options that are currently exercisable.
(8) Includes 13,000 shares of Common Stock that may be purchased by Dr. Jaharis pursuant to an option that is currently exercisable. Does not include any shares of Common Stock owned by Kos Holdings, Inc. or Kos Investments, Inc. in which Dr. Jaharis has an indirect ownership interest through Kos Investments, Inc. of less than ten percent.
(9) Consists of 15,000 shares of Common Stock that may be purchased by Dr. Lasagna pursuant to options that are currently exercisable.
(10) Consists of 15,000 shares of Common Stock that may be purchased by Dr. Novitch pursuant to options that are currently exercisable.
(11) Consists of 15,000 shares of Common Stock that may be purchased by Mr. Whittemore pursuant to options that are currently exercisable.
(12) Includes 680,500 shares of Common Stock issuable upon exercise of options that are currently exercisable.
(13) As reported in the most recent Schedule 13G filed by The Capital Group Companies, Inc. ("Capital Group"). As noted in its most recently filed
     Schedule 13G, Capital Group does not have sole voting power over the Company's Common Stock that may be beneficially owned by Capital Group, and Capital Group has disclaimed beneficial ownership of all such shares.

                                   PROPOSAL 1:

                              ELECTION OF DIRECTORS

     At the Annual Meeting, eight directors are to be elected to hold office until the 2000 Annual Meeting of Shareholders and until their successors have been elected and qualified. The eight nominees for election as directors are Michael Jaharis, Daniel M. Bell, Robert E. Baldini, John Brademas, Steven Jaharis, Louis C. Lasagna, Mark Novitch, and Frederick B. Whittemore. Each nominee is currently a member of the Board of Directors. Information concerning each of the nominees is set forth below. The persons named in the enclosed proxy card have advised that, unless otherwise directed on the proxy card, they intend to vote FOR the election of the nominees. Should any nominee become unable or unwilling to accept nomination or election for any reason, votes will be cast for a substitute nominee designated by the Board of Directors, which has no reason to believe the nominees named will be unable or unwilling to serve if elected.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY'S 2000 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

1998 DIRECTORS                      AGE              POSITION WITH THE COMPANY
--------------                      ---              -------------------------
Michael Jaharis                     70               Chairman of the Board
Daniel M. Bell                      56               President and Chief Executive Officer
Robert E. Baldini                   68               Vice Chairman of the Board, Chief Sales and
                                                       Marketing Officer
John Brademas, Ph.D.                72               Director(1)
Steven Jaharis, M.D.                39               Director(1)(2)
Louis C. Lasagna, M.D.              76               Director(1)
Mark Novitch, M.D.                  66               Director(2)
Frederick B. Whittemore             68               Director(1)(2)

----------
(1) Member of Audit Committee
(2) Member of Compensation and Stock Option Committee

     MICHAEL JAHARIS, a founder of the Company, has, since its inception and until the Company's Initial Public Offering of its Common Stock ("IPO"), funded the operations of the Company and served as Chairman of the Board. In this position, Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions. From 1972 until its acquisition by Schering-Plough Corporation ("Schering-Plough") in 1986, Mr. Jaharis served as the President and Chief Executive Officer of Key Pharmaceuticals, Inc. ("Key Pharmaceuticals"). Mr. Jaharis also serves as Chairman of Kos Investments, Inc. and Kos Holdings, Inc., as Trustee of Tufts University, and as Chairman of the Board of Overseers of Tufts University School of Medicine.

     DANIEL M. BELL, a founder of the Company, has served as a Director and as the President and Chief Executive Officer of the Company since its inception. Mr. Bell also serves as a director of Kos Investments, Inc. and Kos Holdings, Inc. and as a director of two private companies in which Kos Investments, Inc. or Michael Jaharis is the largest shareholder. From 1983 to 1986, Mr. Bell was employed by Key Pharmaceuticals and was serving as its Executive Vice President and Chief Operating Officer at the time of its acquisition by Schering-Plough in June 1986.

     ROBERT E. BALDINI has served as Vice Chairman of the Board since July 1996, as a senior marketing consultant to the Company since April 1996, and as the Company's Chief Sales and Marketing Officer since February 1998. In these positions, Mr. Baldini serves as an executive officer of the Company. In addition to performing services for the Company, Mr. Baldini serves as a consultant to, and director of, private and public pharmaceutical and medical device companies. Mr. Baldini is a director of Ascent Pediatrics, Inc. Mr. Baldini served Key Pharmaceuticals from 1982 to 1986 as Senior Vice President of Sales and Marketing. Following its acquisition by Schering-Plough, he continued with the Key Pharmaceuticals Division of Schering-Plough until 1995, last serving as its President.

     JOHN BRADEMAS, PH.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Brademas has been President Emeritus of New York University since 1992. Prior to 1992, he was President of New York University for eleven years and was the U.S. Representative in Congress for Indiana's Third District for twenty-two years. Dr. Brademas serves as a director of Texaco, Inc., Oxford University Press-USA, Scholastic, Inc., and Loews Corporation. He is a former Chairman of the Federal Reserve Bank of New York and a former director of the New York Stock Exchange.

     STEVEN JAHARIS, M.D. has served as a Director of the Company since its inception. Dr. Jaharis has been a practicing physician since 1990 and currently serves as a family practitioner at Evanston Northwestern Healthcare. Dr. Jaharis is the son of Michael Jaharis.

     LOUIS C. LASAGNA, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Lasagna has served as the Dean of the Sackler School of Graduate Biomedical Sciences at Tufts University since 1984. Dr. Lasagna serves on the scientific advisory board of Data Edge, Inc., Advance Biofactures Corp., P&J Brands, Inc., and serves as a consultant to Astra U.S.A. Inc., a subsidiary of Astra AB.

     MARK NOVITCH, M.D. has served as a Director of the Company since the completion of the Company's IPO. Dr. Novitch served as Professor of Health Care Sciences at George Washington University from 1994 to 1997 and presently serves as Adjunct Professor. Dr. Novitch was with The Upjohn Company from 1985 to 1993, last serving as its Vice Chairman. From 1971 to 1985, Dr. Novitch was with the FDA, serving as Deputy Commissioner from 1981 to 1985. Dr. Novitch serves as a director of Alteon, Inc., Guidant Corporation, Neurogen Corporation, and Calypte Biomedical, Inc.

     FREDERICK B. WHITTEMORE has served as a Director of the Company since the completion of the Company's IPO. Mr. Whittemore has been with Morgan Stanley Group since 1958 and presently serves as Advisory Director. Mr. Whittemore also serves as a director of Chesapeake Energy Corporation, PartnerRe Holdings, Ltd., Maxcor Financial Group, Inc., Sunlife of New York, and Southern Pacific Petroleum N.L.

OTHER 1998 EXECUTIVE OFFICERS

NAME                                AGE          POSITION WITH THE COMPANY
----                                ---          -------------------------
David J. Bova                       53           Senior Vice President, Research and Development
Duncan H. Cocroft                   55           Senior Vice President, Chief Administrative Officer
Frederick A. Sexton                 39           Vice President, Technical Operations

     DAVID J. BOVA, a founder of the Company, has directed the Company's product development efforts since inception and now serves as Senior Vice President, Research and Development. Prior to the founding of Kos, Mr. Bova was at Key Pharmaceuticals from 1981 until its acquisition by Schering-Plough; he continued with Schering-Plough until the founding of Kos in 1988. At Key Pharmaceuticals, he last served as Director of Product Development. Prior to 1981, Mr. Bova was employed by the USV pharmaceutical operation of Revlon Healthcare.

     DUNCAN H. COCROFT, joined the Company in September 1997 and serves as Senior Vice President, Chief Administrative Officer. Mr. Cocroft most recently served as Vice President and Chief Financial Officer of International Multifoods Corporation from 1990 to 1997. He previously served as Vice President and Treasurer for SmithKline Beecham plc., from 1987 to 1990. Mr. Cocroft also served as Vice President and Treasurer of PHH Group, Inc., from 1979 to 1987.

     FREDERICK A. SEXTON joined the Company in January 1996 and serves as Vice President, Technical Operations. Prior to joining the Company, Mr. Sexton was employed by Boehringer Ingelheim Pharmaceuticals from 1984 through 1995 in various production and quality assurance positions involving solid-dose and aerosol products. Prior to 1984, Mr. Sexton was employed by Ayerst Laboratories in research and production positions.

                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     During the year ending December 31, 1998, the Board of Directors held five meetings. During such year, all directors attended at least 75 percent of the meetings of the Company's Board of Directors and committees of which they were a member. In addition to attending meetings, directors discharge their responsibilities through review of Company reports to directors and correspondence and telephone conferences with the Company's executive officers, key employees, and others regarding matters of interest to the Company.

AUDIT COMMITTEE

    The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent certified public accountants, the scope of other services provided by the Company's independent certified public accountants, proposed changes in the Company's financial accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including selection and retention of the Company's independent certified public accountants. During the year ending December 31, 1998, the Audit Committee held one regularly scheduled meeting. Dr. Brademas, Dr. Jaharis, Dr. Lasagna, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Audit Committee.

COMPENSATION AND STOCK OPTION COMMITTEE

    The Compensation and Stock Option Committee is responsible for administering the Company's executive compensation, including base salaries, bonuses and awards of stock options. During the year ending December 31, 1998, the Compensation and Stock Option Committee held one meeting. Dr. Jaharis, Dr. Novitch and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company is entitled to receive a fee of $2,000 for attendance at each meeting of the Board of Directors. In addition, each non-employee director is entitled to receive $1,000 for attendance at each meeting of a committee of the Board of Directors. All directors are reimbursed for travel expenses incurred in connection with the performance of their duties as directors.

     Each outside director of the Company is granted an option to purchase 15,000 shares of Common Stock upon election to the Board, receives options to purchase 15,000 shares effective on each director's anniversary date and 3,000 shares effective on the date of the Company's Annual Shareholders' Meeting.

     Michael Jaharis has elected not to receive fees or stock options in connection with his serving as Chairman of the Board. Although Mr. Jaharis has been actively involved in the development of the Company's business strategy and in critical implementation decisions, he has never been paid compensation by the Company for acting in such capacity. The Company, however, leases an automobile for Mr. Jaharis' use.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

     Based solely upon a review of Forms 3, Forms 4, and Forms 5 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during the year ended December 31, 1998, all directors, executive officers and greater-than-ten-percent beneficial owners have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation during the fiscal years ended December 31, 1998, 1997 and 1996, earned by the Company's Chief Executive Officer and the four other highest paid executive officers of the Company during 1998 (collectively the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM COMPENSATION
                                                                    -------------------------------------
                                     ANNUAL COMPENSATION                     AWARDS             PAYOUTS
                             -------------------------------------  --------------------------  ---------
                                                        OTHER       RESTRICTED   SECURITIES
                                                        ANNUAL        STOCK      UNDERLYING       LTIP      ALL OTHER
NAME AND                     SALARY      BONUS       COMPENSATION   AWARD(S)    OPTIONS/SARS    PAYOUTS   COMPENSATION
PRINCIPAL POSITION   YEAR      ($)        ($)            ($)           ($)          (#)           ($)        ($)(3)
------------------  -------  -------- -------------  -------------  ---------- ---------------  --------- --------------
Daniel M. Bell       1998    345,800    150,000(1)        -             -          25,000(1)       -          20,487(4)
President and CEO    1997    287,500    300,000(2)        -             -          75,000(2)       -          16,405(4)
                     1996    248,000    150,000           -             -         750,000(5)       -           4,209

Robert E. Baldini    1998    217,000       -            66,000(6)       -          25,000(1)       -            -
Vice-Chairman of     1997     61,000       -            25,000(6)       -            -             -            -
   Board of          1996       -          -            37,500(6)       -         200,000          -            -
   Directors

David J. Bova        1998    238,300     10,000(1)      65,000(7)       -          25,000(8)       -           1,264
Senior V. P.,        1997    213,750     21,100(2)      28,900(7)       -          10,000(2)       -           1,077
  Research and       1996    190,000     25,000           -             -            -             -           1,350
  Development

Duncan H. Cocroft    1998    200,000     75,000(9)        -             -          25,000(8)       -           1,388
Senior V.P. and      1997     67,000       -              -             -         100,000(10)      -          36,917(11)
  Chief              1996       -          -              -             -            -             -            -
  Administrative
  Officer

Frederick A. Sexton  1998    197,500     40,000(1)        -             -          25,000(8)       -             433
Vice President,      1997    170,000     65,000(2)        -             -          25,000(2)       -              81
  Technical  Ops.    1996    145,000     35,500           -             -          40,000          -          21,565(11)

----------
(1)  Awarded by the Company's Board of Directors on February 18, 1999.
(2)  Awarded by the Company's Board of Directors on February 19, 1998.
(3)  Consists of life insurance premiums, unless otherwise stated.
(4) Consists of life insurance premiums and automobile lease expenses of $12,140 and $11,100 for 1998 and 1997, respectively, for Mr. Bell.
(5) The options were originally granted to Mr. Bell in August 1988. The option terms were amended on June 20, 1996, to extend the expiration date of the options from December 20, 1996 to June 20, 2006. Other material terms of the options, including the exercise price, were not changed.
(6)  Represents consulting fees paid to Mr. Baldini.
(7) Consists of a royalty, based on net sales of the NIASPAN/registered trademark/product, payable to Mr. Bova under his employment agreement.
(8) Includes 5,000 options awarded by the Company's Board of Directors on February 18, 1999. (9) Includes $15,000 awarded by the Company's Board of Directors on February 18, 1999.
(10) Includes 20,000 options awarded by the Company's Board of Directors on February 19, 1998.
(11) Consists of life insurance premiums and relocation expenses paid by the Company for Mr. Cocroft and Mr. Sexton of $36,900 and $21,431, respectively.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth option grants to the Named Executive Officers during the year ended December 31, 1998:

                                                                                                       POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                                 INDIVIDUAL GRANTS                                         ANNUAL RATE OF
                             --------------------------------------------------------------          STOCK PRICE APPRECIATION
                             NUMBER OF SECURITIES % OF TOTAL OPTIONS EXERCISE OR                        FOR OPTION TERM(1)
                             UNDERLYING OPTIONS    GRANTED EMPLOYEES BASE PRICE  EXPIRATION    ---------------------------------
NAME                            GRANTED (#)        IN FISCAL YEAR    ($/SHARE)     DATE         0%($)     5%($)         10%($)
----                         -------------------- ------------------ ----------- ----------    ------  -----------  ------------
Daniel M. Bell............           75,000              7%             $11.16     2/18/08       -        $526,385     $1,333,962
David J. Bova.............           10,000              1%              11.16     2/18/08       -          70,185        177,862
                                     20,000              2%               5.06     9/23/08       -          63,644        161,287
Duncan H. Cocroft.........           20,000              2%              11.16     2/18/08       -         140,369        355,723
                                     20,000              2%               5.06     9/23/08       -          63,644        161,287
Frederick A. Sexton.......           25,000              2%              11.16     2/18/08       -         175,462        444,654
                                     20,000              2%               5.06     9/23/08       -          63,644        161,287

----------
* Less than 1% of total options granted during the year ended December 31, 1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Named Executive Officers at December 31, 1998:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                        SHARES                           OPTIONS AT             IN-THE-MONEY OPTIONS
                                      ACQUIRED ON     VALUE           FISCAL YEAR-END        AT FISCAL YEAR-END ($)(1)
                                       EXERCISE      REALIZED    --------------------------- ---------------------------
NAME                                      (#)          ($)       EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                  ------------ ------------- ----------- --------------- ------------- -------------
Daniel M. Bell.....................      300,000     $2,145,000    318,750        56,250      $1,584,000       $   -
Robert E. Baldini..................         -             -        100,000       100,000            -              -
David J. Bova......................      150,000      1,335,938    127,500        27,500         641,250       16,400
Duncan H. Cocroft..................         -             -         25,000        95,000            -          16,400
Frederick A. Sexton................         -             -         36,250        48,750            -          16,400

----------
(1) The option value is based on the difference between the fair market value of the shares on December 31, 1998, which was $5.88 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                           LENGTH OF
                                                 NUMBER OF                                                  ORIGINAL
                                                SECURITIES     MARKET PRICE     EXERCISE                  OPTION TERM
                                                UNDERLYING     OF STOCK AT      PRICE AT                  REMAINING AT
                                                  OPTIONS        TIME OF         TIME OF        NEW         DATE OF
                                                REPRICED OR    REPRICING OR   REPRICING OR    EXERCISE    REPRICING OR
NAME                                 DATE         AMENDED       AMENDMENT       AMENDMENT      PRICE       AMENDMENT
----                              ------------ -------------- --------------- -------------- -----------  -------------
Duncan H. Cocroft                    2/19/98       80,000         $11.16          $35.44        $11.16     115 months

COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON OPTION REPRICING

     On February 19, 1998, and October 1, 1998, the Compensation and Stock Option Committee of the Board of Directors approved reductions in the exercise prices of certain outstanding stock options to $11.16 (for all employees except employee-Directors and Directors of the Company), and to $5.06 (for all employees except Company officers and Directors), respectively, the fair market value of the Company's Common Stock on those dates. The reduction in the exercise price affected options to purchase 1,880,565 shares of Common Stock with a weighted average exercise price of $16.94.

     As set forth in the Kos Pharmaceuticals, Inc. 1996 Stock Option Plan, stock options are intended to provide incentives to the Company's officers and employees. The Compensation and Stock Option Committee believes that such equity incentives are a significant factor in the Company's ability to attract, retain and motivate employees who are critical to the Company's long-term success. The Compensation and Stock Option Committee believed that, at their original exercise prices, the disparity between the exercise price of these options and recent market prices for the Company's Common Stock did not provide meaningful incentives to the employees holding these options. The Compensation and Stock Option Committee approved the repricing of these options as a means of ensuring that optionees will continue to have meaningful equity incentives to work toward the success of the Company. The Compensation and Stock Option Committee deemed the adjustment to be in the best interest of the Company and its shareholders. No stock options held by directors were repriced.

401(K) PLAN

     The Company's Internal Revenue Code Section 401(k) Plan, called the Kos Savings Plan, became effective on January 1, 1994. Each employee who has completed at least 90 days of service with the Company and has attained age 21 is eligible to make pre-tax elective deferral contributions each year not exceeding the lesser of a specified statutory amount or 15 percent of the employee's compensation for the year. An employee is always 100 percent vested in the employee's elective deferral contributions.

     On September 24, 1998, the Company's Board of Directors approved a Company match to employees' contributions to the Kos Savings Plan, effective January 1, 1999. The Company's matching contribution will be limited to 50% of an employee's 401(k) contribution, not to exceed 3% of such employee's compensation or $5,000 per employee for any given year.

EMPLOYEE STOCK PURCHASE PLAN

     On November 19, 1998, subject to shareholder approval by the Company's shareholders, the Board of Directors approved the implementation of the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan") effective February 15, 1999. Under the Stock Purchase Plan, an eligible employee may purchase Common Stock at a 15% discount by contributing to the Stock Purchase Plan, through payroll deductions, up to 10% of such employee's annual compensation. Each employee's total contributions will be limited to $25,000 per year. Employee payroll deductions will be accumulated for six-month periods at the end of which shares of the Company's stock will be purchased under the Stock Purchase Plan. All employees of the Company with at least 90 days of continuous service at the beginning of each six-month offering period are eligible to participate in that offering period. Subject to shareholder approval, 1,000,000 shares of Common Stock will be made available for purchase under the Stock Purchase Plan. See Proposal 2.

EMPLOYMENT AGREEMENTS

     The Company entered into an employment agreement with Daniel M. Bell dated as of July 1, 1996. Under the agreement, Mr. Bell serves as President and Chief Executive Officer of the Company for a term expiring on June 30, 2002, unless earlier terminated for cause, upon the death or disability of Mr. Bell, or, at the election of Mr. Bell, upon a change in control of the Company. In the event that Mr. Bell is terminated without cause or upon a change in control of the Company, Mr. Bell is entitled to receive as severance compensation his base salary, bonus compensation, and annual stock options until the later to occur of the date thirty-six months after such termination and June 30, 2002. The agreement provides that Mr. Bell's base annual compensation, currently at $350,000, is subject to an annual increase in an amount to be determined by the Board of Directors. Under the agreement, Mr. Bell also receives an annual bonus and an annual stock option grant in amounts to be determined by the Board of Directors based upon Mr. Bell's and the Company's performance. The agreement also provides that the Company will provide Mr. Bell with the use of an automobile. Mr. Bell is prohibited from competing with the Company during the term of the agreement and for two years after termination thereof.

     David J. Bova entered into an employment agreement with the Company that expired December 31, 1997, but pursuant to which the Company has continuing obligations to Mr. Bova. The agreement provides that Mr. Bova receive royalties in an amount equal to one percent of the net sales of the Company's NIASPAN/registered trademark/ product and its combination Nicostatin/trademark/ product through December 31, 2003, up to a cap of $4,000,000. The agreement provides that, under certain circumstances, the royalty amount may be reduced to 0.5% of net sales. The agreement also provides that under certain circumstances, the Company's obligation to pay royalties may cease upon Mr. Bova's termination with the Company. The Company recorded $65,000 of royalty expense for the year ended December 31, 1998, under this agreement with Mr. Bova. This agreement prohibits Mr. Bova from competing with the Company for a period of two years after the end of the term of the agreement. Mr. Bova continues to be employed by the Company, although not pursuant to any employment agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the Company's IPO on March 12, 1997, at which time the Board of Directors established the Compensation and Stock Option Committee, Michael Jaharis, the Company's Chairman of the Board, and Daniel M. Bell, the Company's President and Chief Executive Officer, participated in deliberations of the Company's Board of Directors concerning executive officer compensation. Following March 12, 1997, all decisions regarding compensation of the Company's executive officers have been subject to the authority of the Compensation and Stock Option Committee.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee is responsible for determining compensation levels, including bonuses, for the officers of the Company other than executive officers, and awarding stock options to such officers. The Compensation and Stock Option Committee recommends to the Board of Directors the cash and equity compensation of the Company's executive officers. Dr. Jaharis, Dr. Novitch, and Mr. Whittemore, each of whom is a non-employee director of the Company, constitute the Compensation and Stock Option Committee.

     In determining the compensation of the Company's executive officers, the Compensation and Stock Option Committee takes into account all factors that it considers relevant, including business conditions in general and the Company's performance during the year in light of such conditions, the market compensation for executives of similar background and experience, and the performance of the specific executive officer under consideration and the business area of the Company for which such executive officer is responsible. The structure of each executive compensation package is weighted towards incentive forms of compensation so that such executive's interests are aligned with the interests of the shareholders of the Company. The Compensation and Stock Option Committee believes that granting stock options provides an additional incentive to executive officers to continue in the service of the Company and gives them an interest similar to shareholders in the success of the Company. The compensation program for executive officers consists of grants of stock options, in addition to base salaries and bonuses.

       The Company has entered into an employment agreement dated as of July 1, 1996, with Mr. Bell, the Company's President and Chief Executive Officer. As President and Chief Executive Officer, Mr. Bell's bonus and stock option compensation is directly related to corporate performance. The factors that the Compensation and Stock Option Committee considered in determining Mr. Bell's base and bonus compensation and annual stock option award for the 1998 fiscal year were as follows. Mr. Bell is a co-founder of the Company and has been primarily responsible, since its inception, for managing the Company in its effort to develop and successfully commercialize the Company's first product, NIASPAN/registered trademark/. The Compensation and Stock Option Committee believes that the Company, in large part due to Mr. Bell's efforts, had achieved several solid accomplishments in 1998. The Company made five significant regulatory filings, the Company's research and development efforts resulted in significant progress on four new products, and the Company's medical office conducted three national medical symposia focused on the treatment of lipid disorders. In addition, the Company completed the planned expansion of its sales force and achieved increasing sales levels of its NIASPAN/registered trademark/ product.

       Frederick B. Whittemore, Chairman
       Steven Jaharis, M.D.
       Mark Novitch, M.D.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock during the years ended December 31, 1998 and 1997, with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index and the total shareholder return of a peer group of companies comprising the Nasdaq Pharmaceutical Index, which includes pharmaceutical companies traded on the Nasdaq Stock Market. The Company will provide shareholders, upon request, with a list of the companies included in the Nasdaq Pharmaceutical Index. The Company commenced public trading on March 7, 1997, and, therefore, the graph and table include data only since such date (except for Nasdaq Indexes, which commence on February 28, 1997). The graph assumes an initial investment of $100 and reinvestment of all dividends.



                 COMPARISON OF 22-MONTH CUMULATIVE TOTAL RETURNS
--------------------------------------------------------------------------------
                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                BASE      ----------------------
COMPANY/INDEX                                   DATE*        1997         1998
------------------------                      ---------   ----------    --------
Kos Pharmaceuticals, Inc.                        $100        $103          $39
Nasdaq Stock Market (U.S.) Index                  100         121          170
Nasdaq Pharmaceutical Index                       100          95          121

----------
* Reflects $100 invested on March 7, 1997, in Kos stock and $100 invested on February 28, 1997, in each index, including reinvestment of dividends.

                                   PROPOSAL 2:

          APPROVAL OF THE KOS PHARMACEUTICALS, INC. 1999 EMPLOYEE STOCK
                                 PURCHASE PLAN

     The Board of Directors recommends a vote "FOR" the Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The full text of the Stock Purchase Plan is attached to this Proxy Statement as Appendix A, and you are urged to refer to it for a complete description of the Stock Purchase Plan. The summary of the principal features of the Stock Purchase Plan, which follows, is qualified by reference to Appendix A.

     The purpose of the Stock Purchase Plan is to provide eligible employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.

     The Company has reserved 1,000,000 shares of Kos Common Stock to be issued pursuant to the Stock Purchase Plan subject to approval by the Company's shareholders.

                  PRINCIPAL FEATURES OF THE STOCK PURCHASE PLAN

ADMINISTRATION

     The Stock Purchase Plan is administered by the Board of Directors of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Stock Purchase Plan, to determine eligibility and to adjudicate all disputed claims filed under the Stock Purchase Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. The Company will pay all expenses incurred in the administration of the Stock Purchase Plan.

SECURITIES SUBJECT TO THE STOCK PURCHASE PLAN

     The Stock Purchase Plan covers 1,000,000 shares of the Company's Common Stock, subject to adjustment as discussed below. If the total number of shares that would otherwise be subject to purchase on a Purchase Date (as defined below) exceeds the number of shares then available under the Stock Purchase Plan, the Board will make a pro rata allocation of the shares remaining available.

     The Stock Purchase Plan provides that, in the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of specified events, the Board will determine the appropriate adjustments, if any, to be made under the Stock Purchase Plan, including without limitation adjustments to the number of shares of Common Stock remaining for issuance under the Stock Purchase Plan, as well as the price per share of Common Stock scheduled to be purchased during the then current Offering Period under the Stock Purchase Plan. In the event of the dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period will terminate prior to the Company's sale or merger.

ELIGIBILITY

     An "Eligible Employee" is any person who has been regularly employed for at least 90 days by the Company or one of its designated subsidiaries on a given enrollment date and is regularly scheduled to work at least twenty hours per week and at least five months per year.

OFFERING PERIOD

     An "Offering Period" is each period of approximately six months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending with the following December 31. A "Trading Day" is a day on which national stock exchanges and the Nasdaq System are open for trading. The first Offering Period shall commence on the first Trading Day on or after February 15, 1999.

ENROLLMENT

     Each Eligible Employee is entitled to participate in the Stock Purchase Plan as of the first day of the Offering Period following the date on which the employee first becomes an Eligible Employee. On the first day of each Offering Period, each participant in such Offering Period shall be granted an option to purchase on the last day of the Offering Period up to a number of shares of the Common Stock determined by dividing such participant's payroll deductions accumulated during the Offering Period and retained in the participant's account as of the last day of the Offering Period by the applicable purchase price. No participant shall be granted an option under the Stock Purchase Plan (i) if, immediately after the grant, the participant would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase Stock Purchase Plans of the Company and its subsidiaries to accrue at a rate that exceeds $25,000 worth of stock for each calendar year in which such option is outstanding at any time.

PAYROLL DEDUCTIONS

     Except as otherwise provided below, a participant may, in accordance with rules adopted by the Board, authorize a payroll deduction of any whole percentage from one percent to ten percent of compensation (as defined below) each pay period. "Compensation" means all base straight time gross earnings and commissions, excluding payments for shift premium, overtime, incentive compensation, incentive payments, bonuses and other compensation. All payroll deductions made by a participant will be credited to the participant's account under the Stock Purchase Plan. No interest shall accrue on the payroll deductions credited to a participant's account. A participant may not make any additional payments into the account.

PURCHASE OF STOCK

     Unless a participant withdraws from the Stock Purchase Plan, the participant's election to purchase shares will be exercised automatically on the last business day of the applicable Offering Period (the "Purchase Date") and the maximum number of full shares will be purchased for the participant at the applicable purchase price with the accumulated payroll deductions in the participant's account. The purchase price per share of the Common Stock subject to an offering will be 85 percent of the fair market value of a share of Common Stock on the first day of the Offering Period or the Purchase Date, whichever is lower (the "Purchase Price"). Fair market value of a share, on a given date, is the closing price per share reported on the applicable securities exchange or quotation system.

DIVIDENDS AND VOTING

     Each participant will have the right to receive dividends and to vote with respect to shares purchased as soon as practicable after the Purchase Date for such shares.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

     A participant may withdraw all, but not less than all, the payroll deductions credited to his or her account that have not been used to purchase shares of Common Stock under the Stock Purchase Plan at any time by giving written notice to the Company. All payroll deductions credited to the participant's account will be paid to a participant promptly after receipt of the participant's notice of withdrawal. In the event of such a withdrawal, the participant's eligibility to participate in the Stock Purchase Plan for the Offering Period in which the withdrawal occurs will be automatically terminated and no further payroll deductions for the purchase of shares of Common Stock will be made for the participant during such Offering Period.

     Upon termination of a participant's employment with the Company or a designated subsidiary during the Offering Period for any reason, including voluntary termination, retirement or death, the payroll deductions credited to the participant's account (that have not been used to purchase shares of Common Stock) will be returned to the participant or, in the case of such participant's death, to the person or persons entitled thereto. The participant's eligibility to participate in the Stock Purchase Plan will be automatically terminated.

TRANSFERABILITY

     Neither payroll deductions credited to a participant's account nor any rights to purchase or to receive shares under the Stock Purchase Plan may be assigned, transferred, pledged or otherwise disposed of by the participant of in any way (other than by will, the laws of descent and distribution). Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds.

AMENDMENT; TERMINATION

     Subject to the provisions of this section, the Stock Purchase Plan shall remain in effect for a term of ten years after the earlier of the Stock Purchase Plan's adoption by the Board or its approval by the shareholders of the Company. The Board may terminate or amend the Stock Purchase Plan at any time, except that the Company shall obtain shareholder approval in such manner and to such a degree as is required in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or under Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation). Termination or amendment of the Stock Purchase Plan will not adversely affect purchase rights during the then current Offering Period without the written consent of the affected participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

     The following is a brief summary of the principal federal income tax consequences of participating in the Stock Purchase Plan under present laws and regulations. THIS SUMMARY IS NOT INTENDED TO BE EXHAUSTIVE AND, AMONG OTHER THINGS, DOES NOT DESCRIBE STATE, LOCAL OR FOREIGN INCOME AND OTHER TAX CONSEQUENCES. The Stock Purchase Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. Amounts deducted from a participant's pay under the Stock Purchase Plan are included in the participant's compensation subject to federal income and social security taxes. A participant will not recognize any additional income at the time he or she elects to participate in the Stock Purchase Plan or purchases shares of Common Stock under the Stock Purchase Plan.

     If shares of Common Stock are sold after the expiration of two years or more from the first day of the Offering Period in which such shares were purchased under the Stock Purchase Plan and one year or more from the Purchase Date, any profit up to 15 percent of the market value of the shares at the beginning of the Offering Period is taxable as ordinary income, and any further profit is taxable as long-term capital gain and any loss is treated as long-term capital loss. Shares of Common Stock sold or otherwise disposed of, including by way of gifts, before the expiration of two years from the first day of the Offering Period in which such shares were purchased under the Stock Purchase Plan and one year or more from the Purchase Date are considered disqualifying dispositions.

     If the participant disposes of shares of Common Stock prior to the expiration of two years from the date of grant (first day of the Offering Period) and prior to the expiration of one year from the Purchase Date, the difference between the price paid by the participant and the market value of the shares at the date of purchase (last day of the Offering Period in which the shares were purchased) is taxable as ordinary income and the difference between the amount received by the participant on the disposition of such shares and the market value of the shares at the date of purchase is treated as short-term capital gain or loss (or long-term capital gain or loss if the shares have been held more than one year). In addition, the Company will be entitled to a tax deduction for the difference between the price paid by the participant and the market value of the shares at the date of purchase (last day of the Offering Period in which the shares were purchased). Therefore, if the participant disposes of any shares received under the Stock Purchase Plan within the time frame described above, the participant must notify the Company of the disposition by forwarding the sale information to the Company. It is important that the Company track such dispositions for its own tax filings. At any time, the Company may, but will not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of shares by the participant.

NEW PLAN BENEFITS

     Because levels of participation, rates of deferral and the eventual purchase price are not presently known, the future benefits to be distributed under the Stock Purchase Plan are not determinable at this time.

VOTES REQUIRED AND BOARD RECOMMENDATION

     The Stock Purchase Plan provides employees of the Company and its subsidiaries with an opportunity to purchase the shares of Kos Common Stock through payroll deductions. The Board of Directors believes that ownership of Kos Common Stock by its employees will provide incentives for the employees to contribute materially to the continued success of the Company. The favorable vote of a majority of shares present and voting at the Annual Meeting on this proposal is required for approval of the Stock Purchase Plan.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE KOS PHARMACEUTICALS, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3:

      RATIFY THE APPOINTMENT OF THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC
                                   ACCOUNTANTS

     The firm of Arthur Andersen LLP, certified public accountants, served as the Company's independent certified public accountants for the year ended December 31, 1998. Arthur Andersen LLP has advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiary, nor has such firm had any such interest in connection with the Company or its subsidiary during the past year, other than in its capacity as the Company's independent certified public accountants. The Board of Directors has appointed Arthur Andersen LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1999. Although the Board is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting, in order to ascertain the views of its shareholders. The Board will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Board would reconsider its selection. Representatives of Arthur Andersen LLP may be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.

                                  ANNUAL REPORT

     The Company's 1998 Annual Report to Shareholders, including financial statements for the year ended December 31, 1998, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the Securities and Exchange Commission. Additional copies of such report are available upon request. To obtain such additional copies, please contact the Company's Investor Relations Department at (305) 577-3464.

                              SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next annual meeting by submitting their proposals to the Company in a timely manner. Any shareholder of the Company who wishes to present a proposal for inclusion in the Proxy Statement for action at the 2000 Annual Meeting of Shareholders must comply with the Company's Bylaws and the rules and regulations of the Securities and Exchange Commission then in effect. Such proposal must have been mailed to the Company at its offices at 1001 Brickell Bay Drive, 25th Floor, Miami, Florida 33131, Attention: Secretary, and must be received by the Company before November 15, 1999.

                                  OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the Meeting. If, however, any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote said proxy in accordance with their judgment in such matters.

                                                                      APPENDIX A

                            KOS PHARMACEUTICALS, INC.
                        1999 EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE. The purpose of the Plan is to provide employees of Kos Pharmaceuticals, Inc. and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

II.      DEFINITIONS.

         A.       "Board" shall mean the Board of Directors of the Company.

         B. "Common Stock" shall mean the common stock of the Company, par value $.01 per share.

         C. "Company" shall mean Kos Pharmaceuticals, Inc., a Florida corporation.

         D. "Compensation" shall mean all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

         E. "Designated Subsidiary" shall mean any subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

         F. "Employee" shall mean any individual (i) who is an employee of the Company for federal income tax withholding purposes, and
                  (ii) who has completed at least 90 days of service for the Company, and (iii) whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         G.       "Enrollment Date" shall mean the first day of each Offering
                  Period.

         H.       "Exercise Date" shall mean the last day of each Offering
                  Period.

         I. "Fair Market Value" shall mean the value of the Common Stock. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq"), the Fair Market Value of a share of Common Stock shall be the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported), as quoted on such system or exchange (or the exchange with the greater volume of trading in Common Stock) on the day of such determination as reported in the WALL STREET JOURNAL or such other source as the Board deems reliable. In the absence of an established market for the Common Stock, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Board.

                                       I

         J. "Offering Period" shall mean, except as otherwise provided herein, a period of approximately six (6) months, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day occurring in the period ending the following June 30, or commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day occurring in the period ending with the following December 31. The duration of Offering Periods may be changed pursuant to
                  Section 4 of the Plan.

         K. "Plan" shall mean Kos Pharmaceuticals, Inc. 1999 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.

         L. "Purchase Price" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

         M. "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan but not yet placed under option.

         N. "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50 percent of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         O. "Trading Day" shall mean a day on which national stock exchanges and Nasdaq are open for trading.

III.     ELIGIBILITY.

         A. INITIAL ELIGIBILITY. Any Employee who shall be employed by the Company on the date his or her participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan that commence on or after such Employee becomes a participant in the Plan.

         B. RESTRICTIONS ON PARTICIPATION. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the plan:

                  (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company, and/or hold outstanding options to purchase such stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary; or

                  (ii) that permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) in fair market value of stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

                                       II

         C. COMMENCEMENT OF PARTICIPATION. An eligible Employee may become a participant by completing an authorization for payroll deduction on the form provided by the Company and filing with the office of the Treasurer of the Company on or before the date set therefor by the Board, which date shall be prior to the Enrollment Date for the Offering Period. Payroll deductions for a participant shall commence on the applicable Enrollment Date when his authorization for a payroll deduction becomes effective and shall end on the Exercise Date of the Offering Period to which such authorization is applicable unless sooner terminated by the participant as provided in
                  Section 8(a) of the Plan.

IV. OFFERING PERIODS. Except as otherwise provided herein, the Plan shall be implemented by consecutive six (6) month Offering Periods. The first Offering Period shall commence on the first Trading Day on or after February 1, 1999. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offering Periods without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

V.       PAYROLL DEDUCTIONS.

         A. AMOUNT OF DEDUCTION. At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the time he is a participant in an Offering Period in an amount not to exceed ten percent (10%) of the Compensation that he or she receives on each pay day during the Offering Period.

         B. PARTICIPANT'S ACCOUNT. All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be made in whole percentages of Compensation only. A participant may not make any additional payments into his or her account.

         C. CHANGES IN PAYROLL DEDUCTION. A participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

VI. GRANT OF OPTION. On the Enrollment Date of each Offering Period, a participant shall be deemed to have received an option to purchase on each Exercise Date during such Offering Period at the applicable Purchase Price a maximum number of shares of Common Stock determined by dividing such participant's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the applicable Purchase Price.

                                      III

VII.     EXERCISE OF OPTION.

         (a) AUTOMATIC EXERCISE. Unless a participant withdraws all of the payroll deductions credited to his or her account prior thereto as provided in Section 8 of the Plan, his or her option for the purchase of Common Stock with payroll deductions made during an Offering Period shall be deemed to have been exercised automatically on the Exercise Date applicable to such Offering Period for the purchase of a number of full shares of Common Stock that the accumulated payroll deductions in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the participant under Section 6 of the Plan). No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account that are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 8 of the Plan. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

         (b) DELIVERY. As promptly as practicable after the Exercise Date of each Offering Period, the Company shall arrange the delivery to each participant, as appropriate, including, but not limited to, direct deposit into a book entry account or brokerage account, the shares purchased upon exercise of his or her option.

VIII.    WITHDRAWAL.

         A. GENERAL. A participant may withdraw all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time during an Offering Period by giving written notice to the Company in the form of a notice of withdrawal provided by the Company promptly after receipt of notice of withdrawal. All of the participant's payroll deductions credited to his or her account shall be paid to such participant, such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.

         B. EFFECT ON SUBSEQUENT PARTICIPATION. A participant's withdrawal of the payroll deductions credited to his or her account shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws. If, however, a participant withdraws the payroll deductions credited to his or her account during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement prior to the commencement of such succeeding Offering Period.

                                       IV

         C. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12 of the Plan, and such participant's option shall be automatically terminated. Notwithstanding the preceding sentence, a participant who receives payment in lieu of notice of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

IX. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

X.       STOCK.

         A. MAXIMUM SHARES. The maximum number of shares of the Company's Common Stock that shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 16 of the Plan. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant shall be returned to him or her as promptly as possible.

         B. PARTICIPANT'S INTEREST IN OPTION STOCK. The participant shall have no interest or voting right in shares covered by his or her option until such option has been exercised.

         C. REGISTRATION OF STOCK. Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse as joint tenants with right of survivorship.

XI. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

                                       V

XII. DESIGNATION OF BENEFICIARY. A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of the participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of such participant, or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

XIII. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 8 of the Plan.

XIV. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

XV. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

XVI. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

         A. CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, (i) the Reserves, (ii) the maximum number of shares each participant may purchase during each Offering Period, (iii) the Purchase Price per share, and
                  (iv) the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

                                       VI

         B. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in
                  Section 8 of the Plan.

         C. MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Company shall use its best efforts to have each outstanding option assumed or an equivalent option substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Company shall set a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be the date immediately prior to the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn the payroll deductions credited to his or her account as provided in
                  Section 8 of the Plan.

XVII. AMENDMENT OR TERMINATION. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 16 of the Plan, no such termination can affect options previously granted; provided, that an Offering Period may be shortened by the Board of Directors to an earlier Exercise Date and the Plan may be terminated immediately thereafter if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 16 of the Plan, no amendment may make any change in any option theretofore granted that adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval for any amendment to the Plan in such a manner and to such a degree as required. Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

XVIII. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

                                      VII

XIX. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from
         Section 16 of the Exchange Act with respect to Plan transactions.

XX. TAX WITHHOLDING. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

XXI. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless terminated under Section 17 of the Plan.

                                      VIII

                           KOS PHARMACEUTICALS, INC.

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 15, 1999
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Michael Jaharis and Daniel M. Bell, as Proxies, with full power to act without the other and each with power of substitution, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock of Kos Pharmaceuticals, Inc. (the "Company") held of record by the undersigned at the close of business on March 1, 1999, at the Annual Meeting of Shareholders to be held on April 15, 1999, or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT THE 1999 ANNUAL MEETING OF THE COMPANY'S SHAREHOLDERS.

                        (TO BE SIGNED ON REVERSE SIDE.)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                           KOS PHARMACEUTICALS, INC.

                                 APRIL 15, 1999

                Please Detach and Mail in the Envelope Provided

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.

                                                  WITHHOLD
                           FOR                   AUTHORITY
                      all nominees       to vote for all nominees         NOMINEES:
                     listed at right          listed at right             1. Michael Jaharis          [ ]
PROPOSAL 1:                                                               2. Daniel M. Bell           [ ]
  ELECTION OF              [ ]                       [ ]                  3. Robert E. Baldini        [ ]
  DIRECTORS                                                               4. John Brademas, Ph.D.     [ ]
                                                                          5. Steven Jaharis, M.D.     [ ]
                                                                          6. Louis C. Lasagna, M.D.   [ ]
                                                                          7. Mark Novitch, M.D.       [ ]
                                                                          8. Frederick B. Whittemore  [ ]

PROPOSAL 2: APPROVAL OF THE KOS PHARMACEUTICALS,   FOR    AGAINST   ABSTAIN
  INC. 1999 EMPLOYEE STOCK PURCHASE PLAN.          [ ]      [ ]       [ ]

PROPOSAL 3: TO RATIFY THE APPOINTMENT OF ARTHUR
  ANDERSEN LLP AS INDEPENDENT AUDITORS.            [ ]      [ ]       [ ]

Should any nominee decline or be unable to accept such nomination to serve as a director, an event that the Company does not currently anticipate, the persons named in the enclosed proxy reserve the right, in their discretion, to vote for a lesser number or for substitute nominees designated by the Board of Directors.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

                   Please check here if you expect to attend       [ ]
                   the Annual Meeting of Shareholders.

SIGNATURES: _______________________ ________________________ Date: _____________
NOTE: Please sign exactly as name or names appear on stock certificate (as indicated hereon). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signature is by a corporation, sign the full company name by a duly authorized officer.